                                                                   EXHIBIT 2.18

________________________________________________________________________________


                     AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 10, 1998

                                     AMONG

                        WORK INTERNATIONAL CORPORATION,


                           CCS ACQUISITION, L.L.C.,


                         CUSTOMER CARE SOLUTIONS, LLC

                                      AND

                                  ITS MEMBERS

________________________________________________________________________________

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of July 10, 1998, among WORK INTERNATIONAL CORPORATION, a Texas corporation ("WORK"), CCS ACQUISITION, L.L.C., a Maryland limited liability company and a wholly owned subsidiary of WORK ("Newco"), CUSTOMER CARE SOLUTIONS, LLC, a Maryland limited liability company (the "Company"), and the persons listed on the signature pages of this Agreement under the caption "Members" (collectively, the "Members," and each of them, individually, a "Member").

                            PRELIMINARY STATEMENTS

     The parties to this Agreement wish to effect a business combination pursuant to which:

               (i) Newco will merge into the Company (the "Merger") on the terms and subject to the conditions of this Agreement;

               (ii) WORK, via mergers involving other WORK subsidiaries, will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, WORK and other subsidiaries of WORK (collectively, the "Other Agreements");

               (iii) WORK will effect a public offering of shares of its common stock; and

               (iv) the Members will receive the Merger Consideration (as such term is hereinafter defined).

     The boards of directors of WORK and the respective Members of Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Certain Defined Terms.   As used in this Agreement, the
                    ---------------------
following terms have the meanings assigned to them below in this Section 1.01:

          "Adjustment Date" means (a) if the Closing occurs on or before the twentieth day of a month, the last day of the second month preceding the date of the Closing and (b) if the Closing occurs after the twentieth day, and on or before the last day, of a month, the last day of the month preceding the date of the Closing.

          "Agreement" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

          "Capital Account" means the Capital Account maintained by the Company for each of the Stockholders pursuant to the Operating Agreement.

          "Ceiling Amount" means $32,615,740.

          "Charles Sparks Trust" means the Trust F/B/O Charles Sparks created pursuant to the Trust Agreement entered into between Stephen M. Sparks, as grantor, and Leigh Taylor, as trustee, dated as of September 3, 1996.

          "Closing" has the meaning specified in Section 7.01(a).

          "Company Membership Interest" means each Member's ownership interest in the Company.

          "Counsel for the Company and the Members" means Lerch, Early & Brewer, Chartered.

          "Counsel for WORK and Newco" means Porter & Hedges, L.L.P.

          "Current Balance Sheet" means the unaudited combined balance sheet of the Company, Sparks Associates and Sparks Personnel at March 31, 1998, which is included in the Initial Financial Statements.

          "Current Balance Sheet Date" means March 31, 1998.

          "Current Date" means any day during the 20-day period ending on the date of the Closing.

          "Designated Current Liabilities" means current liabilities of the Company with respect to current accrued and current deferred income taxes.

          "Disclosure Statement" means the written statement executed by the Company and each of the Members and delivered to WORK prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to certain of the representations and warranties made by the Company and the Members in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

          "Effective Time" has the meaning specified in Section 2.02.

          "Estimated Capital Account Amount" means $124,493, the estimated amount, as of the Initial Calculation Date, of the Members' Capital Accounts.

          "Initial Calculation Date" means March 31, 1998.

          "Initial Financial Statements" means (a) the audited combined balance sheets of the Company, Sparks Associates and Sparks Personnel at December 31, 1997 and 1996 and the related audited combined statements of operations, stockholders' equity and cash flows for each of the three fiscal years of the Company, Sparks Associates and Sparks Personnel in the three-year period ended December 31, 1997, together with the related audit report of KPMG Peat Marwick LLP, and (b) the Current Balance Sheet and the related unaudited combined statements of operations, stockholders' equity and cash flows for the three-month period ended on the Current Balance Sheet Date.

          "Joseph Sparks Trust" means the Trust F/B/O Joseph Sparks created pursuant to the Trust Agreement entered into between Stephen M. Sparks, as grantor, and Leigh Taylor, as trustee, dated as of September 3, 1996.

          "Limited Liability Company Act" means the Maryland Limited Liability Company Act.

          "Long Term Debt" means indebtedness for borrowed money of the Company with a maturity of one year or more and includes indebtedness incurred under Capital Leases.

          "Majority Members" means any Member or combination of Members who at the date of this Agreement own Company Membership Interests representing more than two-thirds of the total ownership of the Company at the date of this Agreement.

          "Matthew Sparks Trust" means the Trust F/B/O Matthew Sparks created pursuant to the Trust Agreement entered into between Stephen M. Sparks, as grantor, and Leigh Taylor, as trustee, dated as of September 3, 1996.

          "Merger Consideration" has the meaning specified in Section 2.04.

          "Newco" means CCS Acquisition, L.L.C., a Maryland limited liability company.

          "Operating Agreement" means the Operating Agreement of the Company dated September 3, 1996, pursuant to which the Company was organized as a Maryland limited liability company.

          "Parties" means the parties to this Agreement.

          "Pro Rata Share" means for each Member the fraction expressed as a percentage and set forth in Schedule 2.04, representing that Member's ownership interest in the Company.

          "Responsible Officer" means Stephen M. Sparks.

          "Restricted Period" has the meaning specified in Section 11.02.

          "Section 11.18 Pro Rata Share" means, with respect to each Member, the percentage set forth below opposite the name of such Member:

                                         Section 11.18
          Name                           Pro Rata Share
          ----                           --------------

          Stephen M. Sparks                  3.2193%
          Joseph Sparks Trust                5.9787%
          Matthew Sparks Trust               5.9787%
          Charles Sparks Trust               5.9787%

          "Sparks Associates" means Sparks Associates, Inc., a Maryland corporation and an Affiliate of the Company.

          "Sparks Personnel" means Sparks Personnel Services, Inc, a Maryland corporation and an Affiliate of the Company.

          "Staffing Industry" means the business of providing temporary personnel staffing, personnel placement, staff leasing, professional employer organization and training and business solutions.

          "Stockholders" means the Members.

          "Surviving Company" means the Company, which is to be designated in the Certificate of Merger as the surviving company of the Merger.

          "Territory" has the meaning specified in Section 10.01.

          "Threshold Amount" means 2% of the Ceiling Amount.

          "Transfer Taxes" has the meaning specified in Section 11.07.

          "Uniform Provisions" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

          "WORK" means Work International Corporation, a Texas corporation.

          "WORK Acquisition Candidate" means any Entity engaged in the Staffing Industry and which shall have been called on by any of the Company, WORK or a Subsidiary of the Company or WORK in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

          "Working Capital" means (a) current assets of the Company minus (b) the sum of (i) the product of current liabilities of the Company (other than Designated Current Liabilities) multiplied by 1.25 and (ii) the product of the Designated Current Liabilities multiplied by 1.00.

     Section 1.02.  Definitions in Uniform Provisions.  Capitalized terms used
                    ---------------------------------
in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

     Section 2.01.  Certificate of Merger.  On the terms and subject to the
                    ---------------------
conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Maryland State Department of Assessments and Taxation.

     Section 2.02.  The Effective Time.  The effective time of the Merger (the
                    ------------------
"Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., central time, on the IPO Closing Date.

     Section 2.03.  Certain Effects of the Merger.  At and as of the Effective
                    -----------------------------
Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Limited Liability Company Act, (b) Newco will cease to exist as a separate legal entity, (c) the Company will be the Surviving Company and, as such, will, all with the effect provided by the Limited Liability Company Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Maryland, (d) the Charter Documents of the Company then in effect will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the articles of organization or (ii) [their terms, in the case of the regulations)] Charter Documents of the Surviving Company, (e) the initial managers of the Surviving Company will be the Persons named in Schedule 2.03, who will hold the position of managers of the Surviving Company subject to the provisions of the applicable laws of the State of Maryland and the Charter Documents of the Surviving Company, and (f) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule
2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Company, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

     Section 2.04.  Effect of the Merger on Membership Certificates.  As of the
                    -----------------------------------------------
Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

          (a) the Company Membership Interests outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those rights, the amount of cash and the number of whole and fractional shares of WORK Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration"), (ii) cease to be outstanding and to exist, and
     (iii) be canceled and retired;

          (b) each Company Membership Interests held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

          (c) the Company Membership Interests issued and outstanding immediately prior to the Effective Time will be converted into Membership Interests in the Surviving Company, and the Company Membership Interests of the Surviving Company issued on such conversion will constitute all the issued and outstanding Company Membership Interests of the Surviving Company.

Each holder of a certificate representing Company Membership Interests immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those interests other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

     Section 2.05.  Delivery, Exchange and Payment.
                    ------------------------------

          (a) At or after the Effective Time: (i) each Member, as the holder of certificates representing a Company Membership Interest, will, on surrender of his certificates to WORK (or any agent which may be appointed by WORK for purposes of this Section 2.05), receive, and WORK will pay and issue to each Member, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Membership Interests has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of WORK Common Stock, and the right to receive cash, included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of WORK Common Stock issuable in the Merger will be deemed for all purposes to have been issued by WORK at the Effective Time. All cash included in the Merger Consideration shall be paid, at WORK's option, by (a) WORK's company check or checks, (b) one or more wire transfers to accounts designated by the respective Members at least five Business Days before the IPO Closing Date, or (c) certified or official bank check or checks.

          (b) Each Member will deliver to WORK (or any agent that may be appointed by WORK for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing a Company Membership Interest owned by the Member, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Member shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the powers accompanying, the certificates representing a Company Membership Interest delivered by him.

          (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to WORK Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing a Company Membership Interest for which shares of WORK Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, WORK will cause to be paid, to the Person in whose name the certificates representing such shares of WORK Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of WORK Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section
     2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, WORK will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of WORK Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

     Section 2.06.  Fractional Shares.  Notwithstanding any other provision of
                    -----------------
this Article II, no fractional shares of WORK Common Stock will be issued, and any Member otherwise entitled to receive a fractional share of WORK Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole dollar) equal to that Person's fractional interest in a share of WORK Common Stock multiplied by $12.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF EACH MEMBER

     Each Member, severally as to himself or herself only, represents and warrants to, and agrees with, WORK that the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                          THE COMPANY AND THE MEMBERS

     The Company and each Member jointly and severally represent and warrant to, and agree with, WORK that the representations and warranties contained in
Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF WORK AND NEWCO

     WORK and Newco jointly and severally represent and warrant to, and agree with, the Company and each Member that the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

     Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in
Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE VII

            THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

     Section 7.01.  The Closing and Conditions to Closing.
                    -------------------------------------

          (a)       The Closing.  On or before the IPO Pricing Date, the
                    -----------
     Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Limited Liability Company Act,
     (A) the execution of a Certificate of Merger meeting the requirements of the Limited Liability Company Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Maryland State Department of Assessments and Taxation),
     (ii) verify the existence and ownership of the certificates evidencing the Company Membership Interests to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as WORK shall specify by written notice to Stephen M. Sparks. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Membership Certificates or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Membership Certificates in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b).

          (b)       Incorporation by Reference.  The text of Article VII of the
                    --------------------------
     Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                    COVENANTS FOLLOWING THE EFFECTIVE TIME

     From and after the Effective Time, subject to the waiver provisions of
Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE IX

                                INDEMNIFICATION

     The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                   ARTICLE X

                          LIMITATIONS ON COMPETITION

     Section 10.01. Prohibited Activities.  Each Member severally agrees that he
                    ---------------------
will not during the period beginning on the date hereof and ending on the second anniversary of the IPO Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

          (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in the Staffing Industry in competition with the Company, any Company Subsidiary or WORK or any Subsidiary of WORK (WORK and its Subsidiaries collectively being called "WORK" for purposes of this Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be the area located within 50 miles of the facility, all of such locations being herein collectively called the "Territory");

          (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or WORK with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or WORK, provided that a Member may call on and hire any of his Immediate Family Members;

          (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or WORK within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or WORK within the Territory and (ii) with the knowledge of the customer relationship; or

          (d) call on any WORK Acquisition Candidate, with the knowledge of that Person's status as a WORK Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than WORK.

Notwithstanding the foregoing, any Member may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

     Section 10.02. Damages.  Because of the difficulty of measuring economic
                    -------
losses to WORK as a result of any breach by a Member of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to WORK for which it would have no other adequate remedy, each Member agrees that WORK may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Member if he breaches any of those provisions.

     Section 10.03. Reasonable Restraint.  The Parties each agree that Sections
                    --------------------
10.01 and 10.02 impose a reasonable restraint on the Members in light of the activities and business of WORK on the date hereof, the current business plans of WORK and the investment by each Member in WORK as a result of the Merger.

     Section 10.04. Severability; Reformation.  The covenants in this Article X
                    -------------------------
are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Member, the Parties, including the Member in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Member and any other Member similarly situated.

     Section 10.05. Independent Covenant.  All the covenants in this Article X
                    --------------------
are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Member against WORK, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WORK of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Member by excluding from that computation any time during which that Member is in violation of any provision of Section 10.01. The covenants contained in this
Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

     Section 10.06. Materiality.  The Company and each Member, severally and not
                    -----------
jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     Section 11.01. Treatment of Confidential Information.
                    -------------------------------------

          (a) Each of the Company and the Members, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and WORK and its Subsidiaries. Each of the Company and the Members, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of WORK will not disclose such Confidential Information to any Person except (a) Representatives of WORK, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Member, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Member shall, if possible, give prior written notice thereof to WORK and provide WORK with the opportunity to contest such disclosure, or (iii) information with respect to which the disclosing party reasonably believes disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Member of the provisions of this
     Section 11.01 with respect to any Confidential Information, WORK shall be entitled to an injunction restraining such Member from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting WORK from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Notwithstanding anything to the contrary set forth herein, the obligations imposed herein upon the Company and the Members shall be in addition to, and not in lieu or limitation of, the obligations of confidentiality set forth in the Nondisclosure Agreement.

          (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to WORK for which it would have no other adequate remedy, each of the Company and the Members agrees that WORK may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

          (c) The obligations of WORK set forth in Section 6.01(d) are incorporated in this Section 11.01 by this reference.

          (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

     Section 11.02. Restrictions on Transfers of WORK Common Stock.
                    ----------------------------------------------

          (a) During the one-year period ending on the first anniversary of the IPO Closing Date (the "Restricted Period"), no Member voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of WORK Common Stock received by any Member in the Merger or (B) any interest in (including any option to buy or sell) any such shares of WORK Common Stock, in whole or in part, and WORK will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of WORK Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of WORK Common Stock acquired pursuant to Section
     2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of WORK Common Stock acquired by a Member pursuant to Section 2.04 to any of that Member's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section
     11.02. The certificates evidencing the WORK Common Stock delivered to each Member pursuant to Section 2.05 will bear a legend substantially in the form set forth below:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE PERIOD ENDING ON [DATE THAT IS THE FIRST ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF

          THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS
          RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE
          TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED
          PERIOD.

          (b) Each Member, severally and not jointly with any other Person, (i) acknowledges that the shares of WORK Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of WORK Common Stock, and (ii) covenants that none of the shares of WORK Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of WORK Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

     In addition, certificates evidencing shares of WORK Common Stock issued to each Member pursuant to Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Member resides or (ii) the Underwriter in connection with any agreement of that Member with the Underwriter to the effect set forth in Section 11.02(a).

     Section 11.03. Brokers and Agents.  The Members jointly and severally
                    ------------------
represent and warrant to WORK that the Company is not directly or indirectly obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify WORK against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

     Section 11.04. Assignment; No Third Party Beneficiaries.  This Agreement
                    ----------------------------------------
and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of WORK, and the heirs and legal representatives of the Members (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

     Section 11.05. Entire Agreement; Amendment; Waivers.  This Agreement and
                    ------------------------------------
the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Members, the Company and WORK. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

     Section 11.06. Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

     Section 11.07. Expenses.  Whether or not the transactions contemplated
                    --------
hereby are consummated, (a) WORK will pay the fees, expenses and disbursements of WORK and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by WORK and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) WORK will pay up to a maximum of $25,000 in the aggregate of the fees, expenses and disbursements of Bracewell and Patterson, L.L.P., counsel to the Founding Companies, incurred in connection with the subject matter of this Agreement, and
(c) the Members will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements of Counsel for the Company and the Members incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Members will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Member acknowledges that he, and not the Company, WORK or the Surviving Company, will pay all Taxes due upon receipt of the consideration payable to the Member pursuant to Article II.

     Section 11.08. Notices.  All notices required or permitted hereunder shall
                    -------
be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

               (i)    if to WORK or Newco, addressed to it at:

                      Work International Corporation
                      700 Louisiana, Suite 3900
                      Houston, Texas 77002
                      Attn.: Monte R. Stephens
                             Vice President and Chief Acquisitions Officer
                      Telecopy No.: (713) 225-6104

          with copies (which shall not constitute notice for purposes of this Agreement) to:

                      Porter & Hedges, L.L.P.
                      700 Louisiana, 35th Floor
                      Houston, Texas 77002-2764
                      Attn: William W. Wiggins, Jr.
                      Telecopy No.: (713) 228-4935

               (ii) if to the Members, addressed to them at their respective addresses set forth in Schedule 2.04; and

               (iii)  if to the Company, addressed to it at:

                      15825 Shady Grove Road
                      Suite 150
                      Rockville, MD 20850
                      Attn: Stephen M. Sparks
                      Telecopy No.: (301) 948-5890

          with copies (which shall not constitute notice for purposes of this Agreement) to:

                      Lerch, Early & Brewer, Chartered
                      Suite 380, 3 Bethesda Metro Center
                      Bethesda, Maryland  20814-5367
                      Attn: Paul J. DiPiazza
                     Telecopy No.: (301) 986-0332

     SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                    -------------
OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE LIMITED LIABILITY COMPANY ACT.

     Section 11.10. Exercise of Rights and Remedies.  Except as otherwise
                    -------------------------------
provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

     Section 11.11. Time.  Time is of the essence in the performance of this
                    ----
Agreement in all respects.

     Section 11.12. Reformation and Severability.  If any provision of this
                    ----------------------------
Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 11.13. Remedies Cumulative.  Except as otherwise provided in
                    -------------------
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     Section 11.14. Respecting the IPO.  Each of the Company and the Members
                    ------------------
acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither WORK or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Members or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that WORK will use its reasonable best efforts to cause the Registration Statement to become effective prior to September 30, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Members to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to WORK or the IPO. The Underwriter shall have no obligation to any of the Company and the Members with respect to any disclosure contained in the Registration Statement except for written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement.

     Section 11.15. Consents.
                    --------

          (a) The Members, as the owners and holders of all the Membership Interests of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 4A-402 and 4A-702 of the Limited Liability Company Act.

          (b) WORK hereby consents to and approves the Merger and plan of merger contemplated by this Agreement pursuant to Sections 4A-402 and 4A-702 of the Limited Liability Company Act.

     Section 11.16. Repayment of Obligations.  On or before the IPO Closing
                    ------------------------
Date, each of the Members shall repay the entire unpaid amount of all notes, advances and other payment obligations owed by such Members to the Company.

     Section 11.17. Special Conditions.  The obligation of the Company and the
                    ------------------
Members to take the actions to be taken by them on the IPO Closing Date are subject to WORK being ready, willing and able to acquire Sparks Associates and Sparks Personnel on the IPO Closing Date pursuant to the Other Agreements among WORK, Sparks Associates and Sparks Personnel and the other parties identified therein, and the obligation of WORK and Newco to take the actions to be taken by them on the IPO Closing Date are subject to Sparks Associates and Sparks Personnel and the stockholders thereof being ready, willing and able to perform their obligations on the IPO Closing Date pursuant to such Other Agreements.

    Section 11.18.  Special Indemnity Limitations. Notwithstanding any provision
                    -----------------------------
hereof to the contrary, in no event shall (a) the aggregate liability of the Company and the Members under Article IX of this Agreement plus the aggregate liability of the Company and the Stockholders under Article IX of the Other Agreements to which Sparks Associates and Sparks Personnel are parties exceed the Ceiling Amount or (b) the sum of the aggregate liability of each Member under Article IX of this Agreement plus the aggregate liability of that Member under Article IX of such Other Agreements exceed such Member's Section 11.18 Pro Rata Share of the Ceiling Amount.

     Section 11.19. Authority of Trustees. Leigh Taylor, as trustee of the
                    ---------------------
Joseph Sparks Trust, the Matthew Sparks Trust and the Charles Sparks Trust hereby represents and warrants to WORK and Newco that she is the duly named and serving trustee of each such trust, the execution and delivery by her of this Agreement is within her power, and the performance by her of this Agreement is within the powers and purposes of such trusts under the terms of all documents creating, evidencing or governing them, true and correct copies of all of which have been delivered to WORK, and neither the execution, delivery nor performance by such trusts of this Agreement will violate, constitute a breach of, or conflict with any documents creating, evidencing or governing such trusts.

     Section 11.20. Certain Obligations. Stephen M. Sparks hereby agrees that he
                    -------------------
shall be liable for, and obligated to perform, each representation, warranty, covenant, indemnity obligation and each other agreement and undertaking of the Joseph Sparks Trust, the Matthew Sparks Trust and the Charles Sparks Trust to the same extent, and subject to the same qualifications and limitations, as if he were named in this Agreement as a Stockholder in the place and stead of such trusts. The obligations of Mr. Sparks and of such trusts shall in all respects be joint and several, and any right or obligation which any Party would be entitled to enforce against such trusts may be enforced directly against Mr. Sparks as his direct and primary obligation.

     Section 11.21. Restrictions on Transfer. Each Member hereby consents to the
                    ------------------------
transfer of Company Membership Interests to WORK contemplated hereby and waives any provisions of the Operating Agreement (including Section VIII thereof) which otherwise would restrict or prohibit such transfer.

                                  ARTICLE XII

                                  TERMINATION

     Section 12.01. Termination of This Agreement.
                    -----------------------------

          (a) This Agreement may be terminated at any time prior to the Closing solely:

                    (i) by the mutual written consent of WORK and the Company;

                    (ii) by the Majority Members or the Company, on the one hand, or by WORK, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Members and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date; provided, however, that the date September 30, 1998, set forth above shall be extended to October 31, 1998, unless, on or before September 15, 1998, Founding Companies which are to receive a majority of the initial merger consideration (valuing shares of WORK Common Stock at $12 per share) to be received by all the Founding Companies on the IPO Closing Date notify WORK that they have elected not to extend such date beyond September 30, 1998;

                    (iii) by the Majority Members or the Company, on the one hand, or by WORK, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Members and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default continues for fifteen days after written notice from the Majority Members or the Company, on the one hand, or from WORK on the other hand; or

                    (iv)  by WORK if it is entitled to do so as provided in
          Section 6.07.

          (b)       This Agreement may be terminated after the Closing solely:

                    (i) by WORK or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                    (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

          (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this
     Section 12.01 after the Certificate of Merger has been filed with the Maryland State Department of Assessments and Taxation, but before the IPO has been consummated, WORK (at WORK's expense) will take all actions that Counsel for the Company and the Members advises WORK are required by the applicable laws of the State of Maryland to rescind the Merger.

     Section 12.02. Liabilities in Event of Termination.  If this Agreement is
                    -----------------------------------
terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, or (b) to the extent that such liability is based on the breach by that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.


                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              WORK INTERNATIONAL CORPORATION


                              By:   /s/ Monte R. Stephens
                                 ---------------------------------------------
                                    Monte R. Stephens, Vice President and
                                    Chief Acquisitions Officer

                              CCS ACQUISITION, L.L.C.


                              By:   /s/ Monte R. Stephens
                                 ---------------------------------------------
                                    Monte R. Stephens, President and
                                    Chief Acquisitions Officer

                              CUSTOMER CARE SOLUTIONS, LLC


                              By:   /s/ Stephen M. Sparks
                                 ---------------------------------------------
                                    Stephen M. Sparks, Manager

                              MEMBERS:


                                    /s/ Stephen M. Sparks
                              ------------------------------------------------
                              Stephen M. Sparks

                              TRUST F/B/O JOSEPH SPARKS created under Trust Agreement dated September 3, 1996


                                    /s/ Leigh Taylor
                              ------------------------------------------------
                              Leigh Taylor, Trustee

                              TRUST F/B/O MATTHEW SPARKS created under Trust Agreement dated September 3, 1996


                                    /s/ Leigh Taylor
                              ------------------------------------------------
                              Leigh Taylor, Trustee

                              TRUST F/B/O CHARLES SPARKS created under Trust Agreement dated September 3, 1996


                                    /s/ Leigh Taylor
                              ------------------------------------------------
                              Leigh Taylor, Trustee

                                  ADDENDUM 1
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

     B.   The Founding Companies are:

          1.   Absolutely Professional Staffing, Inc.
          2.   Botal Associates, Inc.
          3.   AIM Staffing, Inc.
          4.   Access Staffing, Inc.
          5.   Benetemps, Inc.
          6.   The Burnett Companies Consolidated, Inc.
          7.   Contract Health Professionals Inc.
          8.   Core Personnel, Inc.
          9.   Core Personnel of Arlington, Inc.
          10.  CoreLink Staffing Services, Inc.
          11.  Law Pros Legal Placement Services, Inc.
          12.  Law Resources, Inc.
          13.  Professional Consulting Network, Inc.
          14.  Smith Hanley Associates, Inc.
          15.  Smith Hanley Consulting Group, Inc.
          16.  Sparks Personnel Services, Inc.
          17.  Sparks Associates, Inc.
          18.  Customer Care Solutions, LLC
          19.  Task Management, Inc.
          20.  TOSI Placement Services Inc.
          21.  WSi Personnel Services, Inc.

                                 SCHEDULE 2.03
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

     B. The Managers of the Surviving Company immediately after the Effective Time are as follows:

               Samuel Sacco
               B. Garfield French
               Stephen M. Sparks

     C. The officers of the Surviving Company immediately following the Effective Time are as follows:

          President                                Paul Scott Newlin
          Vice President and Assistant Secretary   Monte R. Stephens
          Vice President and Assistant Secretary   Mark F. Walz

                                 SCHEDULE 2.04
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

     B.   The name and address of each Member are as follows:

          Name                      Address
          ----                      -------
     Stephen M. Sparks       12021 Wetherfield Lane
                             Potomac, MD  20854
     Joseph Sparks Trust     12021 Wetherfield Lane
                             Potomac, MD  20854
     Matthew Sparks Trust    12021 Wetherfield Lane
                             Potomac, MD  20854
     Charles Sparks Trust    12021 Wetherfield Lane
                             Potomac, MD  20854


     C. The aggregate Merger Consideration shall be comprised of (i) an amount of cash equal to $650,000, as adjusted pursuant to paragraph D below, and (ii) 487,500 shares of WORK Common Stock, which shall be payable and issuable to the Members pro rata in accordance with their respective Company Membership Interests. The Pro Rata Shares of the Stockholders are as follows:



                                 Shares of Pre-Merger         Pro Rata
           Name                Company Membership Interests     Share
           ----                ----------------------------     -----

       Stephen M. Sparks                 10                      10%
       Joseph Sparks Trust               30                      30%
       Matthew Sparks Trust              30                      30%
       Charles Sparks Trust              30                      30%
                                         ---                     ---
                                         100                     100%

     D. The cash portion of the Merger Consideration will be adjustment based upon changes in Working Capital and Long Term Debt between the Initial Calculation Date and the Adjustment Date as follows: (i) the cash portion of the Merger Consideration will be increased for any positive change, and decreased for any negative change, in the Company's Working Capital between the Initial Calculation Date and the Adjustment Date and
(ii) the cash portion of the Merger Consideration will be increased for any decrease, and decreased for any increase, in the amount of Long Term Debt, between the Initial Calculation Date and the Adjustment Date. In addition, the cash portion of the Merger Consideration will be (i) reduced by the amount, if any, by which (x) the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date exceeds (y) the Estimated AAA Amount, (ii) increased by the amount, if any, by which (x) the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date is less than (y) the Estimated AAA Amount, (iii) reduced by the amount, if any, by which (x) the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis exceeds (y) the Estimated Cash Basis Adjustment Amount and
(iv) increased by the amount, if any, by which (x) the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis is less than (y) the Estimated Cash Basis Adjustment Amount.

     E. The Members will promptly prepare a final Return for the Company for the period ending on the day prior to the IPO Closing Date and will use their best efforts to complete such Return within 45 days after the Closing. In the event such final Return and the accounting records of the Company reflect that, between the Adjustment Date and the IPO Closing Date, the Company shall have made distributions pursuant to Schedule 6.03 in excess of the sum of the estimated undistributed balance in the Accumulated Adjustment Account as of the Adjustment Date and the estimated amount of the net adjustment that would be required under Section 481(a) of the Code if, as of the Adjustment Date, the Company changed its method of accounting for tax purposes from the cash basis to the accrual basis, the Stockholders shall repay to the Company the amount of such excess in accordance with their respective Pro Rata Shares, and the Stockholders' obligation to repay such amount (and their indemnification with respect thereto) shall not be subject to the Threshold Amount limitation on indemnification contained in the first sentence of Section 9.06(a).

                                 SCHEDULE 3.01
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

     B. Each Member is an "accredited investor" as defined in Securities Act Rule 501(a), except for:

               Joseph Sparks Trust
               Mathew Sparks Trust
               Charles Sparks Trust

                                 SCHEDULE 3.02
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

     B.   The following table sets forth the ownership interests in the Company:

                                       MEMBERSHIP
                    NAME                INTEREST
                    ----               ----------
               Stephen M. Sparks           10%
               Joseph Sparks Trust         30%
               Matthew Sparks Trust        30%
               Charles Sparks Trust        30%

     C.   No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                 SCHEDULE 3.07
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

     B. The Members are, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Member is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

          Sparks Personnel Services, Inc.
          Sparks Associates, Inc.

                                 SCHEDULE 4.07
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.07 are used herein as therein defined.

     B.   Set forth below are the outstanding membership interests of the
Company:


               Stephen M. Sparks       10%

               Joseph Sparks Trust     30%

               Matthew Sparks Trust    30%

               Charles Sparks Trust    30%

                                 SCHEDULE 4.11
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

     B. The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

          None.

                                 SCHEDULE 4.28
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.28 are used herein as therein defined.

     B. The Company has not made, and there is not now in effect, an election with the IRS to be taxed as an S corporation within the meaning of Section 1361 of the Code.

                                 SCHEDULE 6.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                            CCS Acquisition, L.L.C.
                          Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.02 are used herein as therein defined.

     B.   No exception is taken to the covenants contained in Section 6.02.

                                 SCHEDULE 6.03
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

     B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

          None.

                                 SCHEDULE 6.10
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.10 are used herein as therein defined.

     B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to WORK to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

          None.

                                 SCHEDULE 8.04
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                            CCS Acquisition, L.L.C.
                         Customer Care Solutions, LLC
                                      and
                           the Members Named Therein

     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.04 are used herein as therein defined.

     B. At or within 120 days following the Effective Time, WORK will cause the following Member Guarantees to be terminated:

          None.